UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

POINT BLANK SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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                                    [GRAPHIC]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the holders of common stock of Point Blank Solutions, Inc:

The 2008 Annual Meeting of Stockholders of Point Blank Solutions, Inc. (the “Company,” “we,” or “our”) will be held at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida, 33309 at 11:00 A.M. local time on August 19, 2008 for the following purposes:

1.	To elect seven directors to serve until the 2009 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified; and

2.	To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

We have enclosed our 2007 Annual Report, including financial statements, the Proxy Statement, a supplement to the Proxy Statement, and additional correspondence with this notice of annual meeting.

Only holders of record of the Company’s common stock as of the close of business on July 29, 2008 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

To assure your representation at the meeting, please vote, sign, date and return the enclosed BLUE proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Most stockholders have the option of voting their shares via the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your BLUE proxy card or included with your proxy materials. If your shares are held in the name of a bank, broker or other holder of record, please follow their procedures as described in the enclosed BLUE voting form they send to you. By completing, signing, dating and returning the accompanying BLUE proxy card, you will revoke any previous proxy that you may have returned. You may revoke a proxy at any time prior to its exercise at the 2008 Annual Meeting by following the instructions in the accompanying proxy statement. Only your latest dated proxy will count. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy. Your proxy is being solicited by the Board of Directors of Point Blank Solutions.

By order of the Board of Directors,

Jennifer Rae Coberly
Corporate Secretary

Pompano Beach, Florida

July 30, 2008

July 30, 2008

Dear Fellow Stockholder:

The 2008 Annual Meeting of Stockholders of Point Blank Solutions, Inc. is scheduled to be held at 11:00 A.M. local time on Tuesday, August 19, 2008 at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida, 33309.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement, which are enclosed with this letter. We have also included with this letter a BLUE Proxy Card and a postage paid return envelope. We encourage you to sign and return the BLUE Proxy Card promptly, or vote via the telephone or internet as described on the BLUE Proxy Card, so that your vote for your current Board of Directors can be recorded.

You are receiving this letter and the accompanying materials because you were a stockholder as of the close of business on July 29, 2008, (the “Record Date,”) and are therefore entitled to vote at the 2008 Annual Meeting. Each share of Point Blank Solutions common stock is entitled to one vote. As of the Record Date, there were 51,140,169 shares of common stock outstanding.

This letter and the Notice of Annual Meeting were first mailed to stockholders on July 30, 2008. The Proxy Statement was first mailed to stockholders on March 24, 2008. The Company does not intend to bring before the Annual Meeting any matters other than those specifically described in the Notice of Annual Meeting and Proxy Statement enclosed with this letter.

Directors and officers are expected to be available before and after the meeting to answer questions. During the meeting, we will answer your questions regarding our business affairs and will consider the matters explained in the Notice and Proxy Statement that were previously distributed.

Your vote is important. Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by completing, signing, and returning your BLUE Proxy Card promptly.

Important Information Regarding Your Proxy Card

The BLUE Proxy Card enclosed with this letter differs from the proxy cards previously furnished to you. If you previously completed, signed, and returned a WHITE Proxy Card in response to the Proxy Statement that was mailed to you by the Company on or after March 24, 2008, or if you completed, signed and returned a Gold Proxy Card in connection with the previously scheduled meeting, your shares will not be represented at the meeting unless you submit a new Proxy Card. ONLY VOTES OF HOLDERS OF THE COMPANY’S COMMON STOCK AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE WILL BE COUNTED. In order to have your shares represented at the 2008 Annual Meeting so that your vote can be recorded for your current Board of Directors, you must complete, sign, and return the BLUE Proxy Card included with this notice, or follow the telephonic or internet voting instructions on the BLUE Proxy Card, promptly.

All WHITE Proxy Cards, and all Gold Proxy Cards signed and returned in connection with the previously scheduled meeting, are void. Accordingly, there is no need to revoke any previously submitted WHITE Proxy Card or any GOLD Proxy Card submitted in connection with the previously scheduled meeting.

ALL STOCKHOLDERS, REGARDLESS OF WHETHER THEY HAVE ALREADY VOTED, ARE URGED TO VOTE USING THE BLUE PROXY CARD. PLEASE DISCARD ANY WHITE OR GOLD PROXY CARD THAT YOU MAY HAVE PREVIOUSLY RECEIVED. Submitting a BLUE Proxy Card will automatically revoke any previously granted proxy.

Please note that Steel Partners II, L.P. (“Steel Partners”) gave notice of its intention to nominate a slate of five directors for the April 22, 2008 meeting date and has nominated the same slate of five directors for the August 19, 2008 rescheduled 2008 Annual Meeting. THE BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN THE GOLD PROXY CARD SENT TO YOU BY STEEL PARTNERS. If you have signed a Gold Proxy Card sent to you by Steel Partners in connection with the previously scheduled meeting, that proxy is now void. If you have recently signed and returned a Gold Proxy Card and were a holder of common stock as of the Record Date, you can change your vote by voting the BLUE Proxy Card. You can now vote for your current Board of Directors and on the other matters to be voted on at the 2008 Annual Meeting by signing, dating and returning the enclosed BLUE Proxy Card in the enclosed postage paid envelope, or submitting your vote via the telephone or on the internet in the manner given on your BLUE Proxy Card.

Your Board of Directors

The Board of the Company is currently composed of seven directors, each of whom brings to their service on the Board experience and skills which the Board has determined are necessary for the long-term success of our Company. Your current Board includes individuals with experience as directors and officers of public and private companies, members with deep connections to our key customer bases of the military and law-enforcement sectors, and directors who are practiced in guiding companies through difficult situations. The Board’s seven members are highly qualified candidates who are actively engaged in the life of the Company and who have been working diligently to maximize value for every stockholder of the Company. For further details regarding the qualifications of the current Board as well as a description of the process and rationale used by the Company in determining why the members of the current Board should be the Company’s nominees at the 2008 Annual Meeting, please see the Proxy Statement enclosed with this letter.

In September 2006, management, with the active involvement of the Board, undertook the development of a strategic plan to address its legacy issues and to position the Company for future growth and profitability. The plan established a vision for Point Blank Solutions to be the global leader in safety apparel and protective solutions. For further discussion of the strategic plan, please see the Proxy Statement enclosed with this letter.

The current members of the Board have been actively involved in the refinement and implementation of the strategic plan. In the judgment of the Board, these members possess the necessary skills, experience, and independence from conflicts of interest to best assist the Company in achieving the vision set out in the plan, and thus to maximize value for all stockholders. The Board has determined that the election of the Steel Partners nominees would not be in the best interests of the Company and its stockholders. In making this determination, the Board considered many factors, including nominees’ experience and the impact of different election outcomes on the strategic alternatives process. The Board’s reasons for its determination are discussed in greater detail in the Proxy Statement accompanying this letter.

Recent Developments

The Annual Meeting was originally scheduled for April 22, 2008. On April 8, 2008, the Company’s Board of Directors announced that it would be initiating a formal process to explore all strategic alternatives to enhance stockholder value, including a possible sale of the Company. This announcement and process is a continuation of the Company’s long standing vision to become the global leader in safety apparel and protective solutions. This decision was made by your Board of Directors following considerable deliberation and after meeting with many of our stockholders. The Board concluded that it was in the best interest of all of the Company’s stockholders to examine all options through this process. As a result and based on investor sentiment, the Board of Directors determined that it would be appropriate to delay the Annual Meeting until August 19, 2008, in order to enable the Board and management to focus on exploring strategic alternatives and ensure that there was a full and complete process.

The Board also reaffirmed the engagement of Wachovia Securities to act as the Company’s financial advisor in this strategic process. Wachovia was engaged by the Board in October of last year after careful consideration and a thorough vetting process due to the breadth of their experience and the unique depth that the Wachovia team provides in the defense sector, particularly with respect to defense sector mergers and acquisitions transactions. Wachovia has acted as an advisor on over 80 mergers and acquisitions transactions in the sector and maintains an active presence through its advisory and capital raising activities.

As previously disclosed, Steel Partners commenced a lawsuit in the Delaware Court of Chancery seeking to compel the Company to hold the annual meeting earlier than August 19. On May 9, 2008, the Court of Chancery held a conference on Steel Partners’ request for an expedited trial, which the Company opposed because the annual meeting date already had been set. Following an additional conference with the Court on May 19, the parties entered into a stipulation on May 20, subject to the approval of the Court, providing that the annual meeting would be held no later than August 19 unless a later date is approved by the Court of Chancery.

Since the April 8 decision, the Board of Directors, management and Wachovia Securities have undertaken an active and aggressive strategic process that has included contacting nearly 90 potential strategic parties (over 30 of whom have signed confidentiality agreements, and all of the confidentiality agreements included “standstill” provisions), and engaging in extensive diligence and other discussions with certain interested parties. Although the process has been significantly slowed by delays in the awarding of body armor contracts by the U.S. Government during this period, the process is currently continuing. The Company encouraged Steel Partners to participate in the process, but Steel Partners would not sign the confidentiality agreement containing the same “standstill” terms agreed to by the more than 30 other parties and therefore Steel Partners elected not to participate.

Though many bidders have been deterred by the delays in Government contract awards, the Company is currently either in the midst of discussions with, or awaiting a response from, certain parties that have expressed continuing interest in a transaction with the Company. It remains quite possible that a viable transaction could emerge from this process if it is allowed to reach fruition.

On July 24, 2008, the Company filed an application with the Delaware Court of Chancery to seek to postpone the Annual Meeting until November 19, 2008, in order to extend the time that the strategic process may continue before the 2008 Annual Meeting. The Board of Directors authorized the postponement and court application following extensive meetings with its advisors and management. The Board continues to believe that Steel Partners, a sometimes self-described “buyer,” remains ill-suited to have control over the Company’s board during a sale process. Other stockholders have volunteered to the Company that they recognize this conflict as well. The Company expects to communicate further with all stockholders regarding the outcome of this application.

Further Information

If you have any questions about this supplement or the 2008 Annual Meeting, please do not hesitate to contact Georgeson Inc., our proxy solicitor, toll free at (877) 868-4958. We look forward to seeing you at the 2008 Annual Meeting of Stockholders.

Sincerely,

William P. Campbell

Chairman of the Board

For more information, please contact:

199 Water Street, 26th Floor

New York, NY 10038

(877) 868-4958 (Toll Free)

Point Blank Solutions, Inc. has filed a proxy statement and other documents regarding the 2008 Annual Meeting with the U.S. Securities and Exchange Commission and has filed and is mailing additional proxy materials and a proxy card to each stockholder entitled to vote at the 2008 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents relating to the 2008 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at the Company’s website at www.pointblanksolutionsinc.com under the “Investor Relations” tab, upon written request to Corporate Secretary, Point Blank Solutions, Inc, 2102 S.W. 2nd St., Pompano Beach, Florida 33069, or by calling the Investor Relations department at (212) 786-6013.

The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting. Information regarding the interests of the directors and executive officers of the Company in the solicitation may be found in the definitive proxy statement filed by the Company with the SEC on March 24, 2008, available free of charge from the SEC and the Company, as indicated above. Information about the directors and executive officers of the Company may be found in its Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008.

YOUR VOTE IS IMPORTANT

1.	To vote FOR your Company’s nominees, you MUST execute a BLUE proxy card.

2.	The Board of Directors urges you to DISCARD any gold or other proxy cards that you may have received from Steel Partners. A “WITHHOLD AUTHORITY” vote on Steel Partners’ gold or other proxy card is NOT a vote for the Company’s nominees.

3	.If you have voted on a gold proxy card but wish to support your Company’s nominees, please sign, date and mail the enclosed BLUE proxy card in the postage-paid envelope provided as soon as possible. You can also vote by internet or telephone by following the instructions on the BLUE proxy card.

4.	Remember – ONLY YOUR LATEST DATED PROXY WILL DETERMINE HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING.

5.	If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares FOR your Company’s nominees on the BLUE proxy card.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor. 199 Water Street, 26th Floor New York, NY 10038 (877) 868-4958

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 19, 2008

P R O X Y

The undersigned appoints John C. Siemer and J. Michael Anderson, and each of them, as proxies, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of POINT BLANK SOLUTIONS, INC., to be held on August 19, 2008, and at any adjournment or postponement thereof and authorizes them to vote at such meeting, as designated on the reverse side of this form, all the shares of common stock of Point Blank Solutions, Inc. held of record by the undersigned on July 29, 2008.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE FOR ALL OF THE BOARD’S NOMINEES IN PROPOSAL 1, AND IN ACCORDANCE WITH THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

See reverse for voting instructions.

POINT BLANK SOLUTIONS, INC. OFFERS STOCKHOLDERS OF RECORD

THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-786-5219, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on August 18, 2008.

INTERNET VOTING

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on August 18, 2008.

VOTING BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1102, New York, NY 10269-0667. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

▼  DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL  ▼

☒	Please mark votes as in this example.

The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of Directors:			Vote FOR all nominees	Vote WITHHOLD from all
	01 William P. Campbell	02 Larry Ellis	03 David Bell	(except as marked)	nominees
	04 Martin R. Berndt	05 Maurice Hannigan	06 Jack A. Henry	☐	☐
07 Suzanne M. Hopgood
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

At the proxies’ discretion on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Dated: , 2008

Signature

Signature if held jointly

This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.